Exhibit 99.1

Connecticut Water Service Inc. Reports Third Quarter 2018 Results

•   Operating Revenues Increase 14 Percent

•   Net Income Increased $2.9 million or $0.23 per share

•   PURA and MPUC Regulatory Applications Filed for the SJW Group Transaction

CLINTON, Conn., November 9, 2018 — Connecticut Water Service, Inc. (Nasdaq:CTWS) (“Connecticut Water”) announced net income of $13.7 million or $1.15 earnings per basic common share (“EPS”) for the third quarter of 2018 on total revenues of $39.3 million. Total revenues include revenues generated by Connecticut Water’s three business segments: Water Operations, Service and Rentals, and Real Estate. In the third quarter of 2017, Connecticut Water had net income of $10.7 million or EPS of $0.92, on total revenues of $33.5 million. Non-GAAP Adjusted Net Income*, which excludes merger and acquisition costs, for the third quarter of 2018 increased from the same period in the prior year by $5.1 million.

The improvements in Non-GAAP Adjusted Net Income in 2018 were primarily driven by increases in revenues resulting from general rate increases authorized in both Connecticut and Maine, as well as increases in Water Infrastructure and Conservation Adjustment (“WICA”) and Water Infrastructure Charge (“WISC”) surcharges. These improved revenues were partially offset by increased operating expenses, depreciation and interest expense.

David C. Benoit, president and CEO of Connecticut Water, stated that, “Our strong third quarter results reflect our continued focus on operational excellence as a pure-play water company, our employees’ record of superior customer service, and our continued investment in water infrastructure. During the quarter, we also made progress toward the closing of our combination with SJW Group, which is on track to be completed in the first quarter of 2019. The combination with SJW Group will enable us to join another leading water company that shares our commitment to a strong, local team of employees and world-class service to customers and communities, while also providing our shareholders with significant, certain, premium value for their shares.”

Year-to-Date Results

Connecticut Water reported net income of $17.2 million, or EPS of $1.44, on total revenues of $97.3 million in the first nine months of 2018. In the same period of 2017, Connecticut Water had net income of $23.2 million, or EPS of $2.03, on total revenues of $87.2 million. Non-GAAP Adjusted Net Income*, which excludes merger and acquisition costs, for the first nine months of 2018 increased from the same period in the prior year by $1.5 million.

The improvements in Non-GAAP Adjusted Net Income in 2018 were primarily driven by increases in revenues resulting from general rate increases authorized in Connecticut and Maine as well as increases in WICA and WISC surcharges. These improved revenues were partially offset by increased operating expenses, depreciation and interest expense.

*

A description of Non-GAAP Adjusted Net Income is provided below under the heading “Use and Definition of Non-GAAP Financial Measures” and a reconciliation to GAAP financial measures is provided in the table at the end of this release.

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Combination with SJW Group

On October 2, 2018, Connecticut Water announced that it had filed its definitive proxy materials in connection with a Special Meeting of Connecticut Water Shareholders (the “Special Meeting”) scheduled for November 16, 2018 to vote on the SJW Group transaction. In the proxy materials and related letters that have been sent to Connecticut Water shareholders of record as of September 24, 2018, the Connecticut Water Service Board of Directors unanimously recommends that shareholders vote “FOR” the proposal to approve the SJW Group merger agreement as well as all other proposals related to the SJW Group transaction on the GREEN proxy card or GREEN voting instruction form that was sent to shareholders.

In order for the transaction to be approved, Connecticut Water shareholders owning two-thirds (66 2/3%) of Connecticut Water’s outstanding shares of common stock entitled to vote on the proposed merger must vote “FOR” it. This is a high threshold, so every vote matters. Shareholders are reminded that the meeting date is rapidly approaching, and not voting is the same as voting against the SJW Group transaction.

Additional highlights from the letters sent to Connecticut Water shareholders include:

•	By going GREEN and voting “FOR” the SJW Group transaction on the GREEN proxy card, shareholders are voting to receive significant, certain, premium value of $70 per share in cash.

•	The $70-per-share cash consideration represents a 33 percent premium to Connecticut Water’s unaffected closing share price.[1]

•	The value that Connecticut Water shareholders will receive exceeds Connecticut Water’s all-time high closing share price.[2]

•	The combined company will operate under local leadership and local operating teams, with no changes in customer rates and no employee layoffs as a result of the transaction.

•	Both Connecticut Water and SJW Group are committed to maintaining a New England headquarters in Clinton, Connecticut, and the existing local offices and work centers across Connecticut and Maine.

•

The transaction creates a national pure-play water company with a continued focus on operational excellence, superior customer service, environmental stewardship as well as community investment, involvement and support.

•	Connecticut Water believes the meaningful benefits and protections for its stakeholders in the SJW Group transaction would not be available in other potential transactions.

On November 5, 2018 and November 7, 2018, leading independent proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), respectively, recommended that Connecticut Water shareholders vote “FOR” the SJW Group transaction at the Special Meeting of Shareholders. Many pension funds, mutual funds and other institutional shareholders around the world consider the analysis and recommendations conducted by ISS and Glass Lewis in their voting decision making process.

[1]	As of March 14, 2018, the last trading day before the original agreement with SJW Group was announced.
[2]	Prior to the announcement of the revised agreement with SJW Group on August 6, 2018.

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ISS and Glass Lewis are joined by other stakeholders, including local business leaders and Connecticut Water employees who also support the SJW Group transaction. For example, as highlighted in one mailing by Connecticut Water:

•

“I’m a retired CEO, experienced in business and proud to be a long term CTWS shareholder. CTWS has been well managed, focused on customer service and its market area and an excellent investment. I strongly support the combination of CTWS and SJW. Acquisitions are a fact of business life today across many industries ... banking, utilities, insurance, etc. … so having the right combination is very important. By joining with San Jose Water, Connecticut Water will boost its ability to continue its record of service and level of investment in our communities under the leadership of the respected Connecticut management team.” – William J. “Bill” McGurk, Local Business Leader, Shareholder

•

“It was about a week and a half ago that I mailed my proxy in, voting yes on all the three things that the Board recommended ... I knew that it was good to do the right thing and help the company in its pursuit to be stronger, better.” – Adam S., CT Water Employee, Shareholder

As previously announced, the combination of Connecticut Water and SJW Group requires the approval of Connecticut Water’s shareholders and regulatory approvals from the Connecticut Public Utilities Regulatory Authority (“PURA”) and the Maine Public Utilities Commission (“MPUC”). As noted above, shareholders will vote on the proposal to approve the SJW Group merger agreement as well as all other proposals related to the SJW Group transaction at the Special Meeting scheduled for Friday, November 16, 2018. Applications to obtain regulatory approvals of the merger were filed with PURA and MPUC on July 18, 2018 and May 4, 2018, respectively.

PURA Rate Settlement Agreement

On August 15, 2018, PURA issued a final decision that accepted the terms of a revised rate settlement agreement that had been filed by the Connecticut Water Company and the Connecticut Office of Consumer Counsel.

Under the terms of the approved revised settlement agreement.

•	Connecticut Water Company is able to seek approval to adjust WICA charges in the future through separate filings with PURA as additional WICA work is completed and serving customers.

•

Connecticut Water Company is recovering through increased rates, retroactive to April 1, 2018, the $36.3 million of plant in service with Connecticut Water Company’s generational investment in clean drinking water at the newly upgraded Rockville Drinking Water Treatment Facility.

•	The WICA surcharge on customers’ bills has been rolled into base rates and the surcharge has been reset to zero.

•	Connecticut Water Company will not increase its base rates until January 2020 at the earliest, with an exception for extraordinary circumstances.

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Maine Water Conservation Easement to Protect Source Water and Open Space

On September 27, 2018, The Maine Water Company (“Maine Water”) closed on the sale of a conservation easement with the Coastal Mountain Land Trust (“CMLT”) to protect 786 acres of watershed land in Rockport and Hope, Maine. This is first of two transactions through an agreement with CMLT that, when fully executed, will protect 1,300 acres of watershed land around Mirror Lake and Grassy Pond, the primary sources of drinking water for the region. Much of the land lies on and around “Ragged Mountain” in the towns of Camden, Hope and Rockport and the conservation easement allows for expanded recreational access to the property for activities such as hiking, mountain biking, cross country, and skiing through the construction of a defined public access trail. Maine Water also contributed $250,000 to the construction of the trail.

As a result of the first transaction, an after-tax gain of $435,000 was realized in Q3. Maine Water’s Camden Rockland customers will share in the net benefit of the transaction, with $435,000 of credits on customer bills applied over a one-year period beginning in January, 2019. The second, and final, transaction related to the conservation easement sale is expected to occur in 2020.

Infrastructure Replacement

Maine Water files for WISC increases with the MPUC on a system-by-system basis. Six WISC applications filed since the fourth quarter of 2017 have been approved to date in 2018, and the WISC surcharge in the Biddeford Saco division was reset to zero with the approval of the general rate case in December 2017. The current average of approved WISC surcharges of all divisions of Maine Water is 6.8 percent. The maximum WISC surcharge allowed in Maine ranges from 10 to 20 percent, depending on the size of the water system.

The current WICA charge was reset to zero for Connecticut Water Company as a result of the rate settlement agreement approved by PURA and is 7.51 percent for Avon Water. Heritage Village Water has not filed for a WICA surcharge.

WICA and WISC allow for recovery of eligible infrastructure replacements on a semiannual basis.

About CTWS

CTWS is one of the 10 largest U.S.-based publicly traded water utilities, and is listed on the Nasdaq Global Select Market under the ticker symbol CTWS. Through its regulated utility subsidiaries, CTWS serves more than 135,000 water customers, or more than 425,000 people in 80 communities across Connecticut and Maine, and more than 3,000 wastewater customers in Southbury, Connecticut.

Additional information regarding results, performance or achievements noted in this news release is available in the CTWS Form 10-Q that was filed with the U.S. Securities and Exchange Commission earlier today. A link to the Form 10-Q filing can be found at http://ir.ctwater.com.

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Use and Definitions of Non-GAAP Financial Measures

We consider Adjusted Net Income as a key business metric, which is a Non-GAAP financial measure.

We define Adjusted Net Income as Net Income excluding certain material items outside of normal business operations. For this Non-GAAP financial measure, we consider these items to be income or expenses that have not been recorded within the prior two years and are not expected to recur within the next two years. Such items may include certain costs incurred for merger and acquisition activities such as the proposed merger with SJW Group.

Adjusted Net Income is a supplemental financial measure used by us and by external users of our financial statements and is considered to be an indicator of the operational strength and performance of our business. Adjusted Net Income allows us to assess our performance without regard to the impact of matters that we do not consider indicative of the operating performance of our business.

We use Adjusted Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business. We believe Adjusted Net Income assists our Board of Directors, management and investors in comparing our operating performance on a consistent basis from period to period because they remove the impact of certain material items outside of normal business operations (such as the costs incurred for the proposed merger with SJW) from our operating results.

Despite the importance of this Non-GAAP financial measure in analyzing our business, measuring and determining incentive compensation and otherwise evaluating our operating performance, Adjusted Net Income is not a measurement of financial performance under GAAP, may have limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, Net Income or any other measure of our performance derived in accordance with GAAP. Adjusted Net Income is not a measure of profitability under GAAP.

We also urge you to review the reconciliation of this Non-GAAP financial measure included in the Results of Operations section of our quarterly report on From 10-Q that was filed earlier today. To properly and prudently evaluate our business, we encourage you to review the Condensed Consolidated Financial Statements and related notes included elsewhere in our Quarterly Report and to not rely on any single financial measure to evaluate our business. In addition, because the Adjusted Net Income measure is susceptible to varying calculations, such Non-GAAP financial measures may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

The following table provides a reconciliation of Net Income to Non-GAAP Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands except per share amounts)	2018	2017	2018	2017
Net Income	$13,663	$10,716	$17,165	$23,202
Merger and Acquisition Costs	2,114	11	7,766	266

Adjusted Net Income	$15,777	$10,727	$24,934	$23,468

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Connecticut Water Service, Inc. & Subsidiaries

Selected Income Statement Information (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands except per share amounts)	2018	2017	2018	2017
Operating Revenues	$36,269	$31,797	$91,026	$82,162
Other Water Activities Revenues	348	455	1,084	1,096
Real Estate Revenues	1,350	—	1,350	212
Service and Rentals Revenues	1,333	1,256	3,815	3,745

Total Revenues	$39,300	$33,508	$97,275	$87,215

Operating Expenses	$18,905	$19,252	$59,805	$53,615
Other Utility Income, Net of Taxes	$200	$264	$715	$619
Total Utility Operating Income	$17,564	$12,809	$31,936	$29,166
Gain on Property Transactions, Net of Taxes	$626	$—	$626	$33
Non-Water Sales Earnings (Services and Rentals), Net of Taxes	$469	$252	$1,297	$842
Net Income	$13,663	$10,716	$17,165	$23,202
Net Income Applicable to Common Shareholders	$13,663	$10,706	$17,155	$23,173
Basic Earnings Per Average Common Share	$1.15	$0.92	$1.44	$2.03
Diluted Earnings Per Average Common Share	$1.13	$0.90	$1.42	$1.99
Basic Weighted Average Common Shares Outstanding	11,951	11,817	11,899	11,436
Diluted Weighted Average Common Shares Outstanding	12,045	12,041	12,069	11,661
Book Value Per Share	$24.75	$24.39	$24.75	$24.39

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)	September 30, 2018	September 30, 2017

ASSETS
Net Utility Plant	$721,488	$683,738
Current Assets	46,966	47,149
Other Assets	175,587	208,489

Total Assets	$944,041	$939,376

CAPITALIZATION AND LIABILITIES
Shareholders’ Equity	$298,200	$294,405
Preferred Stock	—	772
Long-Term Debt	250,877	255,193
Current Liabilities	76,645	39,835
Other Liabilities and Deferred Credits	318,319	349,171

Total Capitalization and Liabilities	$944,041	$939,376

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Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the SJW Group transaction are not satisfied, including the risk that required approval from the shareholders of Connecticut Water for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of Connecticut Water; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect Connecticut Water’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of Connecticut Water; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on Connecticut Water’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of Connecticut Water; (15) the trading price of Connecticut Water’s common stock; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Connecticut Water’s overall business and financial condition, including those more fully described in Connecticut Water’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended September 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Connecticut Water nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed acquisition of Connecticut Water by SJW Group. In connection with the proposed transaction, on October 2, 2018, Connecticut Water filed a definitive proxy statement on Schedule 14A and the accompanying GREEN proxy card with the SEC. SHAREHOLDERS OF CONNECTICUT WATER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the definitive proxy statement and the other documents filed by Connecticut Water with the SEC free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of Connecticut Water may also obtain transaction-related documents free of charge by directing a request to Connecticut Water’s Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985.

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Participants in Solicitation

SJW Group and its directors and executive officers, and Connecticut Water and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Connecticut Water’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive officers of Connecticut Water is set forth in the proxy statement for Connecticut Water’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the proposed transaction, which was filed on October 2, 2018, and other relevant materials filed with the SEC regarding the proposed transaction.

News media contact:

Daniel J. Meaney, APR

Director of Corporate Communications

Connecticut Water Service, Inc.

93 West Main Street, Clinton, CT 06413-1600

(860) 664-6016